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          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Small and Mid Cap Growth Fund and Prospectus for Pioneer Oak Ridge Small Cap Growth Fund ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated February 18, 2009 and January 23, 2009, on the financial statements and financial highlights included in the Annual Reports to the Shareowners of Pioneer Small and Mid Cap Growth Fund as of December 31, 2008 and Pioneer Oak Ridge Small Cap Growth Fund as of November 30, 2008, respectively, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N- 14 of the Pioneer Funds. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(h)) in the Form of Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Small and Mid Cap Growth Fund Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on April 29, 2009 in Post-Effective Amendment No. 16 (File No. 333-110037) and the Pioneer Oak Ridge Small Cap Growth Fund Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on March 26, 2009 in Post-Effective Amendment No. 11 (File No. 333-108472), which are incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of the Pioneer Funds. We further consent to the incorporation by reference of our reports, dated February 18, 2009 and January 23, 2009, on each of the financial statements and financial highlights of Pioneer Small and Mid Cap Growth Fund and Pioneer Oak Ridge Small Cap Growth Fund, respectively, included in the Annual Reports to the Shareowners for the years ended December 31, 2008 and November 30, 2008, respectively, which are incorporated by reference into their respective Statements of Additional Information.


                                             /s/ Ernst & Young LLP


Boston, Massachusetts
June 17, 2009